Exhibit 23.9

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2024 relating to the financial statements of Point Energy Partners Operating, LLC, appearing in the Current Report on Form 8-K of Vital Energy, Inc. filed on September 23, 2024.

/s/ Deloitte & Touche LLP

Dallas, Texas

October 1, 2024